UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2006

POWER-SAVE ENERGY COMPANY
(Name of small business in its charter)

Utah	0-30215	87-9369569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3940-7 Broad Street, #200, San Luis Obispo, CA	93401
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number:   (866) 297-7192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page - 1

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 27, 2006 Chairman Michael J. Forster held a Special Meeting of the Board of Directors. By a unanimous vote, the following resolutions were adopted: Luke C. Zouvas was appointed as a member of the Board of Directors of the Company.

The following table sets forth the names and positions of the current officers and directors of the Company.  The Company has not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. All such applicable functions have been performed by the Board of Directors as a whole.

The directors and executive officers currently serving the Company are as follows:

NAME	AGE	POSITION
Michael J. Forster	41	President, Chief Executive Officer, and Chairman
Matthew J. Zouvas	42	Director
Luke C. Zouvas	35	Director

Directors will be elected for one-year terms at the annual stockholders’ meeting.  Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.  There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board.   There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company’s affairs.

Biographical Information

MICHAEL FORSTER - President/Chief Executive Officer/Chairman- Mr. Forster is an experienced entrepreneur in all facets of business. He has organized and executed the start-up of companies. He has worked under contract in both the private and public company sectors to affect corporate and financial restructuring. As well, Mr. Forster has held senior management level positions at a Fortune 500 company. Mr. Forster holds a Bachelor of Science Degree in Aeronautical Engineering from California Polytechnic State University.

MATTHEW J. ZOUVAS - Director - Matthew Zouvas graduated from San Diego State University with Bachelor of Arts and Science degree in 1993. Mr. Zouvas has 13 years of sale experience in various markets. In 1994 Mr. Zouvas started his sales career in the healthcare market. As an account manger he was responsible for soliciting turn key solutions of products and services within healthcare end users and Government entities. In 1999 Mr. Zouvas accepted the position as Vice President of Corporate Sales with Cashwave. Mr. Zouvas was responsible for developing a national sales, distribution and marketing of ATM machines. In 2002 Mr. Zouvas took his experience and started his own company Liberty Lead Source. Mr. Zouvas identified and secured database acquisitions for large on-line Mortgage and debt consolidation retailers. Mr. Zouvas currently is a managing partner of Applbaum & Zouvas LLP overseeing day to day operations.

Page - 2

LUKE C. ZOUVAS- Director- Luke C. Zouvas has five years of experience in public companies as a licensed attorney in the State of California. Mr. Zouvas is currently acting as special securities counsel to the company.

PRINCIPAL SHARE OWNERSHIP

The following table sets forth, as of November 30, 2006, (immediately following the Exchange), stock ownership of each executive officer and director of the Company, of all executive officers and directors of the Company, as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock.  Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrant or other right to acquire additional securities of the Company except as may be otherwise noted.

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Michael Forster 3873 Sequoia Drive San Luis Obispo, CA 93401 Matthew J. Zouvas 756 Second Avenue Chula Vista, CA 91990 Luke C. Zouvas 5398 Jamestown Road San Diego, CA 92117	25,000,000 0 0	30.6% 0% 0%
All officers and directors as a group	25,000,000	100%

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

On November 28, 2006, the company completed a name change to Power-Save Energy Company.

SECTION 8 - OTHER EVENTS
ITEM 8.01 OTHER EVENTS.

On November 28, 2006, the company completed a 3 for 1 reverse split of the outstanding shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER-SAVE ENERGY CORP.

By: /s/ Michael J. Forster
Date: November 30, 2006

Page - 3